EXHIBIT 23 - CONSENT OF EXPERTS AND COUNSEL.

G. BRAD BECKSTEAD
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Certified Public Accountant

330 E. Warm Springs
Las Vegas, NV  89119
702.528.1984
425.928.2877 (efax)

August 9, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of August 9, 2001, on the Financial Statements of Baylor Industries, Inc. for the six months ending June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead,CPA


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